UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Postponement and Change of Location relates to the proxy statement (the “Proxy Statement”) of SL Green Realty Corp. (the “Company”), dated April 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders and at any adjournments or postponements thereof. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF POSTPONEMENT AND CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SL Green Realty Corp.:

Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, we hereby notify you that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of SL Green Realty Corp. (the “Company”) has been postponed and the location of the Annual Meeting has been changed. The Annual Meeting, originally scheduled to be held on May 28, 2020 will now be held on June 1, 2020 at 10:00 a.m., Eastern time, solely by means of remote communication in a virtual meeting format. The Annual Meeting will be available at www.virtualshareholdermeeting.com/SLG2020. You will not be able to attend the Annual Meeting physically.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SLG2020, you must have been a holder of record on March 31, 2020 and must enter the control number found on the proxy card and related instructions provided with the Company’s previously distributed proxy materials. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. You may participate in and vote at the Annual Meeting by following the instructions available on the meeting website during the meeting. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would have at an in-person meeting.

Further information regarding the matters to be acted upon at the Annual Meeting is set forth in the proxy statement and other proxy materials for the Annual Meeting. The proxy statement and the Company’s 2019 Annual Report to Stockholders are available at http://www.proxyvote.com.

By Order of the Board of Directors,

Andrew S. Levine

Secretary

May 13, 2020

The Annual Meeting on June 1, 2020 at 10:00 a.m., Eastern time, will be available at www.virtualshareholdermeeting.com/SLG2020. The proxy statement and our 2019 Annual Report to Stockholders are available at http://www.proxyvote.com. In addition, you may transmit your voting instructions at http://www.proxyvote.com by having your proxy card and related instructions in hand.